Exhibit 5.1

[FORM OF OPINION]

                                         , 2005

Lazard Ltd Clarendon House 2 Church Street Hamilton HM 11 BERMUDA	DIRECT LINE: 441-299 4923 E-MAIL: cggarrod@cdp.bm OUR REF: CGG/mgb/329413/Corp.D.141849

Dear Sirs,

Lazard Ltd (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-1 (Registration No. 333 – 123463) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 21 March, 2005 as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of         % Equity Security Units (the “Units”), each of which will consist of (a) a purchase contract under which the holder agrees to purchase, for US$25, shares of Class A common stock, par value US$0.01 of the Company (the “Shares”) on                     , 2008 (the “Purchase Contract”) and (b) a  1/40th or 2.5% ownership interest in a senior note of the Company’s affiliate, Lazard Group Finance LLC, a Delaware limited liability company. The Purchase Contracts will be evidenced by unit certificates (the “Unit Certificates”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on                     , 2005, copies of unanimous written resolutions or minutes of a meeting of the members of the Company dated                     , 2005 and unanimous written resolutions or minutes of a meeting of the board of directors of the Company dated                     , 2005 (together, the “Minutes”), an officer’s certificate from [title of officer, e.g. the General Counsel] of the Company confirming that the Minutes remain in full force and effect and have not been rescinded or amended (the “Officer’s Certificate) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Officer’s

Lazard Ltd	CD&P

                    , 2005

Certificate and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein and (e) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under the Purchase Contracts, and the due execution and delivery thereof by each party thereto.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Units by the Company and Lazard Group Finance LLC and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Shares, when issued and delivered in accordance with the provisions of the Purchase Contracts (as evidenced by the Unit Certificates), and paid for as contemplated by the Registration Statement at a price per share equal to at least the par value thereof, will be validly issued, fully paid and non-assessable (which terms means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The Purchase Contracts, which are evidenced by the Unit Certificates, have been duly authorized by the Company and, when duly executed and delivered as described in the Registration Statement and when payment therefor is received, will constitute valid and binding obligations of the Company in accordance with the terms thereof.

4.	The statements contained in the prospectus forming a part of the Registration Statement under the captions “Material U.S. Federal Income Tax and Bermuda Tax Considerations—Taxation of Lazard and its Subsidiaries—Bermuda” and “Material U.S. Federal Income Tax and Bermuda Tax Considerations—Taxation of Stockholders— Bermuda Taxation”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Material U.S. Federal Income Tax and Bermuda Tax Considerations” and “Legal Matters”, in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

CONYERS DILL & PEARMAN